February 3, 1999

                      SHARE PURCHASE AND SALE AGREEMENT
                      ---------------------------------

     THIS AGREEMENT is made as of the 3rd day of February, 1999, by and among Clariti Telecommunications International, Ltd., a Delaware (U.S.) corporation formerly known as Sigma Alpha Group, Ltd. ("Clariti"); Chadwell Hall Holdings, Limited, a corporation formed under the laws of the British Virgin Islands ("CHH"); Telnet Products & Services Limited, a corporation formed under the laws of the United Kingdom ("Telnet").

                                   BACKGROUND
                                   ----------
     A. Clariti owns or controls one hundred percent (100%) of the issued and outstanding stock of Telnet as acquired by Clariti, pursuant to the terms of that certain Share Exchange Agreement dated November 5, 1998, the parties to which include CHH and Clariti (the "GlobalFirst Agreement"), from CHH (the "Telnet/Callbox Shares").

     B. CHH now wishes to reacquire the Telnet/Callbox Shares in exchange for the Note (defined in Section 1.1 below)

     NOW THEREFORE, in consideration of the premises and of the respective covenants, representations and warranties contained herein, intending to be legally bound, the parties hereby agree as follows:

     1.  SHARE PURCHASE AND SALE.
         -----------------------
         1.1  Delivery of Note.
              ----------------
Simultaneously upon the execution and delivery of this Agreement by each party hereto (the "Closing" or the "Closing Date"), CHH shall execute and deliver to Clariti an unsecured promissory demand note in the principal amount of Twenty One Million U.S. Dollars (USD $21,000,000) in the form attached as Exhibit "B" to this Agreement and incorporated herein by reference (the "Note").

         1.2  Transfer of Telnet Shares.
              -------------------------
At the Closing, Clariti shall sell, transfer, assign, convey and deliver to CHH all right, title and interest in or to the Telnet/Callbox Shares, which shall be free and clear of any and all liens, claims, charges, pledges, security interests, warrants, puts, calls, trusts (voting or otherwise) or rights of any kind granting any interest in or right to purchase any of such shares or other encumbrances of any nature whatsoever ("Liens"). At the Closing, Clariti shall deliver to CHH stock certificates representing the Telnet/Callbox Shares, each certificate to be duly endorsed in blank or with stock powers annexed thereto duly endorsed in blank, in proper form for transfer of the Telnet/Callbox Shares to CHH upon delivery. Telnet owns one hundred percent (100%) of the ownership interests of the corporations listed on Schedule 1.2 hereto and identified as subsidiaries of Telnet (the "Telnet/Callbox Subsidiaries"). At the Closing, Clariti shall deliver to CHH stock certificates evidencing the ownership by Telnet of one hundred percent (100%) of the issued and outstanding shares of each of the Telnet/Callbox Subsidiaries (the "Telnet/Callbox Subsidiaries Shares"), which shall be free and clear of any and all Liens.

2. REPRESENTATIONS AND WARRANTIES OF CLARITI.
   -----------------------------------------
     Clariti represents and warrants to CHH that the statements contained in this Section 2 are true, correct and complete in all material respects as of the Closing Date.

          2.1 Organization and Authorization.
              ------------------------------
Clariti is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Clariti is duly qualified and in good standing in every other jurisdiction in which it presently engages in business, in which such qualification is required, and where the failure to be so qualified would have a material adverse effect on the business of Clariti. Clariti has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith, except for such licenses and permits the failure to have would not have a material adverse effect on its business and operations. The execution and delivery by Clariti of this Agreement and the performance of its obligations hereunder have been authorized by all necessary corporate action. Clariti has and will have at the Closing the full right, power and capacity (a) to execute, deliver and perform this Agreement and (b) to perform all other transactions contemplated to be performed by it hereunder. This Agreement is a valid and binding obligation of Clariti.

          2.2 Freedom to Contract.
              -------------------
The execution and delivery of this Agreement by Clariti does not and the performance by it of its obligation hereunder will not (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Clariti, or any amendments thereto or restatements thereof, (b) to the knowledge of Clariti, violate any of the terms, conditions or provisions of any law or order of any court or governmental authority or (c) to the knowledge of Clariti, result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement, instrument or obligation, oral or written, to which Clariti is a party (whether as an original party or as an assignee or successor) or by which any of them or any of their respective properties is bound.

          2.3 Power and Capacity; Title to Telnet/Callbox Shares.
              --------------------------------------------------
Clariti presently owns or controls and has full right, power and capacity to sell, transfer and deliver the Telnet/Callbox Shares to CHH pursuant to the terms of this Agreement. Clariti is the lawful record and the beneficial owner of, and has good and marketable title to the Telnet/Callbox Shares. Clariti owns the Telnet/Callbox Shares free and clear of any and all Liens.

          2.4 Representations as to the Telnet/Callbox Shares.
              -----------------------------------------------
The parties understand and acknowledge that, in the GlobalFirst Agreement, CHH made certain representations and warranties to Clariti with respect to the Telnet/Callbox Shares, the Telnet/Callbox Subsidiaries Shares, Telnet and the Telnet Subsidiaries. Accordingly, Clariti makes no representations and warranties with respect to the financial condition or business or other operations of Telnet and the Telnet Subsidiaries.

     3. REPRESENTATIONS AND WARRANTIES BY CHH.
        -------------------------------------
CHH hereby represents and warrants to Clariti that the statements contained in this Section 3 are true, correct and complete in all material respects as of the Closing Date, except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be arranged to correspond to the subsection numbers contained in this Section 3.

          3.1 Organization and Authorization.
              ------------------------------
CHH is a corporation, duly organized, validly existing and in good standing under the laws of the British Virgin Islands. CHH is duly qualified and in good standing in every other jurisdiction where the failure to be so qualified would have a material adverse effect on its business. CHH has all requisite corporate power and authority and, except as set forth in Schedule 3.1 hereto, all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith, except for such licenses and permits the failure to have which would not have a material adverse effect on the business and operations of CHH and its affiliates taken as a whole. The execution and delivery of this Agreement and the actions contemplated hereby, including, without limitation, the execution and delivery of and performance under the Note by CHH have been duly authorized by all necessary corporate action by the Board of Directors of CHH and, if necessary, its shareholders, which are the only corporate approvals required by CHH, such approvals having been lawfully and validly obtained. CHH has and will have at the Closing the full right, power and capacity (a) to execute, deliver and perform this Agreement and (b) to perform all other transactions contemplated to be performed by it hereunder. This Agreement is a valid and binding obligation of CHH.

          3.2 Freedom to Contract.
              -------------------
The execution and delivery of this Agreement by CHH does not and the performance by it of its obligations hereunder will not: (a) violate or conflict with any provision of its Certificate or Articles of Incorporation or Bylaws, or any amendments thereto or restatements thereof, (b) to the knowledge of CHH, violate any of the terms, conditions or provisions of any law or order of any court or governmental authority or (c) to the knowledge of CHH, result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement, instrument or obligation, oral or written, to which CHH is a party (whether as an original party or as an assignee or successor) or by which it or any of its respective properties is bound.

          3.3 Charter and Organizational Documents.
              ------------------------------------
In connection with the GlobalFirst Agreement, CHH has previously delivered to Clariti a copy of its Certificate or Articles of Incorporation and Bylaws, and any amendments thereto or restatements thereof, and any other governing documents of CHH, of which Clariti hereby acknowledges receipt and which, CHH represents and warrants to Clariti, are true, correct and complete in all material respects.

          3.4 Absence of Default.
              ------------------
Except as set forth in Schedule 3.4 and except in such instances of non-compliance as would not have a material adverse effect on the business and operations of CHH taken as a whole, CHH to its knowledge is in compliance in all material respects with and has performed all of its material obligations required to have been performed prior to the date hereof under all material contracts, agreements and leases to which CHH is a party (whether as an original party or as an assignee or successor) as of the date hereof and is not in default in any material respect under any contract, agreement, lease, undertaking, commitment or other obligation. To CHH's knowledge, no event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default thereunder in any material respect. CHH has no knowledge that any party has failed to comply with or perform any of its material obligations required to have been performed prior to the date hereof under any material contract, agreement or lease to which CHH is a party (whether as an original party or as an assignee or successor) as of the date hereof or that any event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a material default by such party thereunder.

          3.5 No Reliance on Clariti.
              ----------------------
CHH has knowledge and expertise in financial and business matters and is capable of evaluating the merits and risk of investment in the Telnet/Callbox Shares and the Telnet/Callbox Subsidiaries and of making an informed investment decision. CHH confirms that in making the decision to purchase the Telnet/Callbox Shares and the Telnet/Callbox Subsidiaries Shares, it has relied solely upon CHH's independent investigations by CHH and/or its respective representatives, including its respective own professional tax, legal and other advisors and that CHH and such representatives and advisors have been given the opportunity to ask questions of and to receive answers from, persons acting on behalf of Clariti concerning the Telnet/Callbox Shares and the Telnet/Callbox Subsidiaries Shares and the respective businesses of and risks associated with Telnet and each of the Telnet/Callbox Subsidiaries and to obtain any additional information to the extent such persons possess such information or can acquire it without unreasonable effort or expense. All information, documents, records and books pertaining to the Telnet/Callbox Shares and the Telnet/Callbox Subsidiaries Shares and the respective businesses of Telnet and each of the Telnet/Callbox Subsidiaries have been made available upon request to CHH and its respective representatives, including CHH's attorney, accountant and/or purchaser representatives. CHH has performed all necessary and reasonable due diligence with respect to its acquisition of and investment in the Telnet/Callbox Shares and the Telnet/Callbox Subsidiaries Shares. CHH understands that such investment is accompanied by a degree of risk. CHH is able to (a) bear the economic risk of this investment, (b) hold the

Telnet/Callbox Shares and the Telnet/Callbox Subsidiaries Shares indefinitely and (c) presently afford a complete loss of this investment. CHH has adequate means of providing for current business needs and business contingencies and has no need for liquidity in this investment. CHH acknowledges that CHH understands the meaning of the legal consequences of the representations, warranties, undertakings and acknowledgments contained in this Section 3.5 and hereby agrees to indemnify and hold harmless Clariti and its officers, directors, attorneys and representatives, against any and all loss, damage and/or liability, including costs and reasonable attorneys fees, due to or arising out of a breach of any representation, warranty undertaking or acknowledgment of CHH contained in this Section 3.5.

     4. EXCLUSIVE TELECOMMUNICATIONS AGREEMENT.
        --------------------------------------
Commencing on the date hereof and continuing until terminated by Clariti by written notice to CHH and Telnet (the "Carrier Term"), CHH and Telnet each hereby grant to Clariti or, at Clariti's option exercised from time to time hereafter, Clariti's designee (the "designee" and, together with Clariti, the "Carrier") an exclusive and continuing right to serve as the exclusive, worldwide provider of telecommunications carrier services (as such term is understood by the parties hereto) (the "Services") to Telnet and each of the Telnet Subsidiaries. During the Carrier Term, CHH shall cause Telnet and each of the Telnet/Callbox Subsidiaries to permit the Carrier to serve as their exclusive provider of the Services. During the Carrier Term, CHH and Telnet shall cause each of the Telnet/Callbox Subsidiaries to permit the Carrier to serve as their exclusive provider of the Services. During the Carrier Term, CHH and Telnet shall not, directly or indirectly, cause or permit Telnet or any of the Telnet Subsidiaries to contract with any person other than the Carrier for the Services or any services related thereto without the Carrier's express written consent. The provisions of this Section 4 shall survive the Closing for the term of the Carrier Term.

     5. CONDITIONS PRECEDENT TO CLARITI'S OBLIGATIONS. All obligations of Clariti under this Agreement are subject to the fulfillment or satisfaction, at the Closing, of each of the following conditions precedent (any one or more of which may be waived in writing in whole or in part by Clariti):

          5.1 Delivery of the Note.
              --------------------
CHH shall have delivered to Clariti the Note.

          5.2 Representations and Warranties True as of Closing Date.
              ------------------------------------------------------
The representations and warranties of CHH contained in this Agreement shall be true, correct and complete on and as of the Closing Date, except for changes in the ordinary course of business which, individually or in the aggregate, do not constitute an adverse change to CHH.

          5.3 Compliance with this Agreement.
              ------------------------------
CHH shall have performed and complied with in all material respects all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing.

          5.4 Notifications and Consents.
              --------------------------
CHH shall have timely given notice required to be given by them to any third party in connection with the consummation of the transactions contemplated hereby, including, without limitation, required notices to the holders of any indebtedness of the Companies, and any governmental bodies or regulatory agencies, where the failure to give such notice would have an adverse effect on the business of CHH. CHH shall have received each consent or approval required to be given by any such third party in connection with the consummation of the transactions contemplated hereby, where, in the reasonable judgment of Clariti, the failure to receive such consent or approval would have an adverse effect on the business of CHH.

          5.5 CHH's Certificates.
              ------------------
Clariti shall have been furnished with (i) a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of CHH setting forth the names, signatures and positions of CHH's officers who have executed this Agreement or any other document executed by CHH and delivered to Clariti at the Closing as a document pursuant to or subject to this Agreement, and (ii) a copy of the resolutions adopted by the board of directors of CHH authorizing the execution, delivery and performance of this Agreement.

     6. CONDITIONS PRECEDENT TO CHH OBLIGATIONS.
        ---------------------------------------
All obligations of CHH under this Agreement are subject to the fulfillment or satisfaction prior to or at the Closing, of each of the following conditions precedent (any one or more of which may be waived in writing in whole or in part by CHH):

          6.1 Delivery of Shares.
              ------------------
Clariti shall have delivered to CHH stock certificates representing the Telnet/Callbox Shares and the Telnet/Callbox Subsidiaries Shares.

          6.2 Representations and Warranties True as of Closing Date.
              ------------------------------------------------------
The representations and warranties of Clariti contained in this Agreement shall be true, correct and complete at and as of the Closing Date, except for changes in the ordinary course of business which, individually or in the aggregate, do not constitute an adverse change to Clariti.

          6.3 Compliance with this Agreement.
              ------------------------------
Clariti shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing.

          6.4 Notifications and Consents.
              --------------------------
Clariti shall have timely given all notices required to be given by it to any third party in connection with the consummation of the transactions contemplated hereby, including, without limitation, required notices to the holders of any indebtedness of Clariti and any governmental bodies or regulatory agencies, where the failure to give such notice would have an adverse effect on the businesses of Clariti and its subsidiaries. Clariti shall have received each consent or approval required to be given by any such third party in connection with the consummation of the transactions contemplated hereby, where, in the reasonable judgment of CHH, the failure to receive such consent or approval would have an adverse effect on the business of Clariti.

          6.5 Clariti's Certificate.
              ---------------------
CHH shall have been furnished with (i) a certificate dated the Closing Date and signed by an officer of Clariti, setting forth the names, signatures and positions of the officers of Clariti who have executed this Agreement or any other document executed by Clariti and delivered to CHH at the Closing as a document pursuant to or subject to this Agreement, and (ii) a copy of the resolutions adopted by the board of directors of Clariti authorizing the execution, delivery and performance of this Agreement.

     7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
        ------------------------------------------
All representations, warranties, covenants and agreements made by each party in this Agreement, in any Schedule hereto or in any list, certificate, documents or written statement furnished or delivered by any such party pursuant hereto, except those made pursuant to Section 4 of this Agreement, which shall survive according to the terms of such Section 4, shall survive the Closing hereunder and continue in full force and effect for a period of one (1) year following the Closing Date, notwithstanding any investigation conducted before or after the Closing or the decision of any party to complete the Closing.

     8. MISCELLANEOUS.

          8.1 Brokers' And Finders' Fees.
              --------------------------
The parties hereby represent and warrant to each other that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person or entity who or which may be entitled to a brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. The parties hereby agree to indemnify and hold each other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of such party or any of its affiliates' dealings, arrangements or agreements with or any such other person or entity.

          8.2 Press Releases.
              --------------
Except as required by law or under the rules and regulations of the SEC, no party shall issue any press release nor otherwise make public any information with respect to this Agreement nor the transactions contemplated thereby, prior to the Closing Date, without the consent of the other.

          8.3 Assignment and Binding Effect.
              -----------------------------
This Agreement may not be assigned by any party hereto without the prior written consent of all the other parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

          8.4 Notices.
              -------
Except as otherwise specifically provided herein, all notices, requests, demands, and other communications hereunder must be in writing and shall be given by prepaid certified or registered mail, return receipt requested, or by a nationally recognized overnight delivery service, addressed to the principal offices of each part or to such other address as shall have been designated in writing by any party. All notices, requests, demands and other communications hereunder shall be effective on the earlier of (i) when received or (ii) two
(2) business days after being deposited in the mails, certified or registered mail, postage prepaid or the next business day if sent by such nationally recognized overnight delivery service, and addressed as aforesaid, except that notice of change of address shall be effective only from the date of its receipt. For purposes hereof, the following are the principal offices:

      If to CHH or Telnet:

      c/o Corporate & Legal Administration Services, Ltd.
      Riverbank House
      One Putney Bridge Approach
      London, SW63JD
      Attention:  Angela Bravo

      With a copy to:

      Joblings Solicitors
      45 Regent Street
      Rugby
      Warwickshire, England
      TCV212PE
      Attn.: Bruce Jobling, Solicitor

      If to Clariti:

      1341 N. Delaware Avenue, Suite 408
      Philadelphia, PA  19125
      Attn.: Peter S. Pelullo, Chief Executive Officer

      With a copy to:

      Eizen Fineburg & McCarthy, LLP
      Two Commerce Square Suite 3410
      2001 Market Street
      Philadelphia, PA  19103
      Attn.: Gary J. McCarthy, Esquire

          8.5 Entire Agreement; Amendments; Waivers; Expenses.
              -----------------------------------------------
This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Changes in or additions to this Agreement may be made only by written instrument executed by the parties. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. The parties shall bear their own expenses in connection with this Agreement.

          8.6 Severability.
              ------------
In case any provisions of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.7 Knowledge.
              ---------
The term "knowledge" means actual knowledge after reasonable investigation.

          8.8 General.
              -------
This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. This Agreement shall be construed and enforced as a contract under seal in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Pennsylvania. Any and all legal proceedings concerning the infringement, breach, or contemplated breach of this Agreement be filed in the Commonwealth of Pennsylvania, Philadelphia County, only and the parties hereto consent to such jurisdiction.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                             CLARITI:

                             Clariti Telecommunications International, Ltd.,
                               a Delaware corporation

                             s/Peter S. Pelullo
                             ------------------
                             Peter S. Pelullo
                             Chief Executive Officer


                              CHH:

                              Chadwell Hall Holdings, Limited,
                                a British Virgin Islands corporation

                              s/Michael Harris
                              ----------------
                              Michael Harris, Director
                              [a duly authorized representative]


                              TELNET:

                              Telnet Products & Services Limited,
                                a United Kingdom corporation

                              s/Hugh Rodley
                              -------------
                              Hugh Rodley, Director
                              [a duly authorized representative]

                                 EXHIBIT "A"
                                     to
                       Share Purchase And Sale Agreement
                             made by and between
          Clariti Telecommunications International, Ltd. ("Clariti");
                 Chadwell Hall Holdings, Limited, ("CHH") and
              Telnet and Products & Services Limited ("Telnet")


      LIST OF DISCLOSURE SCHEDULES
      ----------------------------

Reference              Title
-------------          ----------------------------
Schedule 1.2.          Telnet/Callbox Subsidiaries

Schedule 3.1           Licenses and Permits

Schedule 3.4           Absence of Default

                                  EXHIBIT "B"
                                      to
                       Share Purchase And Sale Agreement
                             made by and between
          Clariti Telecommunications International, Ltd. ("Clariti");
                 Chadwell Hall Holdings, Limited, ("CHH") and
                 Telnet Products & Services Limited ("Telnet")

                                PROMISSORY NOTE

Twenty One Million U.S. Dollars               Philadelphia, Pennsylvania (U.S.)
(USD $21,000,000)                             February 3, 1999

     FOR VALUE RECEIVED, Chadwell Hall Holdings Limited, a corporation formed under the laws of the British Virgin Islands ("Maker"), promises to pay to the order of Clariti Telecommunications International, Ltd., a Delaware (U.S.) corporation ("Payee"), ON DEMAND the principal sum of Twenty One Million U.S. Dollars (USD $21,000,000), together with interest thereon, at a rate equal to four and sixty two one hundredths percent (4.62%) per annum, which interest shall be calculated on the basis of the actual number of days elapsed during any period during which the unpaid principal balance of this Promissory Note (this "Note") shall be outstanding, upon the terms and conditions set forth herein. Time is of the essence of this Note.

1. Place of Payment; Prepayment.
----------------------------
Except as otherwise provided for in Paragraph 2 below, the principal balance hereof and interest due thereon (the "Balance") shall be payable by check or wire transfer at such place as Payee may from time to time designate in writing. At any time and from time to time hereafter, Maker may prepay all or any part of the Balance without penalty or premium, provided that any such prepayment of principal shall be accompanied by the payment of all accrued and unpaid interest thereon to the date of such prepayment.

     2. Payment in Clariti Stock.
        ------------------------
          2.1 Form of Payment.
              ---------------
Notwithstanding anything in this Note to the contrary, Maker shall have the absolute right to pay any portion or all of the unpaid principal together with accrued interest due hereunder in the form of the common stock $.001 par value of Payee held by Maker ("Clariti Stock"). For purposes hereof, the Clariti Stock shall be valued at One Dollar and Seventy-Five Cents (USD$1.75) per one
(1) share of the Clariti Stock, notwithstanding any fluctuation reported on the OTC-Bulletin Board or any other successor exchange on which the Clariti Stock may be listed. The Clariti Stock delivered to Payee shall be free and clear of any and all liens, claims, charges, pledges, security interests, warrants, puts, calls, trusts (voting or otherwise) or rights of any kind granting any interest in or right to purchase any of such shares or other encumbrances of any nature whatsoever.

          2.2 Exercise of Payment.
              -------------------
In order to exercise the aforementioned payment option, Maker shall provide written notice to Payee stating Maker's intention to pay all or a stated portion of the unpaid principal balance together with accrued interest due hereunder in the form of shares of Clariti Stock. As soon as practicable after the receipt of such notice, Payee shall deliver the original of this Note to Maker. Maker shall then deliver or cause to be delivered to Payee a certificate or certificates for the number of fully paid and non-assessable shares of Clariti Stock representing payment of all or the specified portion of this Note as provided for above. In the event that less than the full amount of this Note is so paid, concurrently with the delivery of the shares, Maker shall execute and deliver to Payee a new Note in principal amount equal to the unpaid portion of this Note.

          2.3 Effect of Redemption.
              --------------------
Any Shares delivered to Payee in partial or full satisfaction of Maker's obligations hereunder may be disposed of by Payee in any lawful manner, including, without limitation, held as treasury shares, reissued to any person for such consideration as Payee shall determine or cancelled.

     3. Event of Default.
----------------
The failure of Maker to pay any sum due and payable hereunder on the date which is ten (10) days after the date on which Payee shall have given written demand therefor to Maker shall constitute the Event of Default hereunder (the "Event of Default"); provided, however, that if Maker shall at any time be precluded, under the law of the jurisdiction of its incorporation, from paying any sum then due and payable hereunder because its surplus is insufficient for such purpose, Maker shall pay on account of such payment all available surplus and any remaining portion of such payment shall be paid in full by Maker upon the earlier to occur of: (i) the date that Maker may lawfully make such payment or
(ii) the date ninety (90) days from the date such payment was first due and payable.

     4. Post-Judgment Interest; Usury.
-----------------------------
Any judgment obtained for sums due under this Note shall accrue interest until paid. Notwithstanding any provision contained herein, Maker's liability for the payment of interest under this Note shall not exceed the limits now imposed by the applicable usury law. If any provision of this Note requires interest payments in excess of the highest rate permitted by law, the provision in question shall be deemed to require only the highest such payment permitted by law. Any amounts theretofore received by Payee hereunder in excess of the maximum amount of interest so permitted to be collected by Payee shall be applied by Payee in reduction of the outstanding principal balance hereof (in which event any applicable prepayment prohibition or premium shall be waived with respect to the amount so prepaid) or, if this Note shall have theretofore been paid in full, the amount of such excess shall be promptly returned by Payee to the Maker.

     5. Remedies; Noncumulative.
        -----------------------
Upon the occurrence of the Event of Default, Payee, at its option and without further notice to Maker, may enforce and seek to recover any all sums due and payable hereunder by any remedy available to Payee hereunder, at law or in equity. All remedies shall be cumulative and concurrent and may be pursued singly, successively or concurrently at Payee's discretion and may be exercised as often as occasion therefor shall occur. The failure to exercise any right or remedy shall in no event be construed as a waiver or release of the same.

     6. Waiver of Defenses.
        ------------------
Maker waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note.

     7. Enforcement Costs.
        -----------------
In addition to all other sums due and payable hereunder, upon the occurrence of the Event of Default or the allegation of same by Payee, if Payee at any time retains one or more attorneys to enforce any obligation of Maker hereunder and Payee is wholly or partially successful, then, upon written notice from Payee, Maker shall pay Payee's reasonable attorney's fees, expenses and litigation costs, if any, which amount shall not be less than the greater of ten percent (10%) of the amount so collected or Two Thousand Dollars ($2,000). Any such attorney's fees, expenses and litigation costs payable by Maker to Payee shall be payable as principal hereunder.

     8. Confession of Judgment; Waiver of Jury Trial.
        --------------------------------------------
MAKER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR MAKER IN ANY SUCH COURT IN AN APPROPRIATE ACTION THERE BROUGHT OR TO BE BROUGHT AGAINST MAKER AT THE SUIT OF PAYEE ON THIS NOTE, AND THEREIN TO CONFESS JUDGMENT AGAINST MAKER FOR ALL SUMS DUE BY MAKER HEREIN TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S FEE FOR COLLECTION AS AFORESAID, AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

THIS WARRANT OF ATTORNEY SHALL BE EFFECTIVE ONLY AFTER MAKER'S DEFAULT
HEREUNDER

NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS PAYEE SHALL ELECT, UNTIL SUCH TIME AS PAYEE SHALL HAVE RECEIVED PAYMENT IN FULL OF ALL AMOUNTS OWING
HEREUNDER, TOGETHER WITH COSTS.   THE REMEDIES OF PAYEE PROVIDED HEREIN OR
OTHERWISE AVAILABLE TO PAYEE AT LAW OR IN EQUITY AND THE WARRANTS OF ATTORNEY HEREIN CONTAINED SHALL BE CUMULATIVE AND CONCURRENT AND MAY BE PURSUED SINGLY, SUCCESSIVELY OR TOGETHER AT THE SOLE DISCRETION OF PAYEE, AND MAY BE EXERCISED AS OFTEN AS OCCASION THEREFOR SHALL OCCUR. THE FAILURE TO EXERCISE ANY SUCH RIGHT OR REMEDY SHALL IN NO EVENT BE CONSTRUED AS A WAIVER OR RELEASE OF THE SAME.

MAKER HEREBY RELEASES PAYEE AND SAID ATTORNEY OR ATTORNEYS FROM ALL ERRORS, DEFECTS AND IMPERFECTIONS WHATSOEVER IN ENTERING JUDGMENT BY CONFESSION HEREON AS AFORESAID OR IN ISSUING ANY PROCESS OR INSTITUTING ANY PROCEEDINGS RELATING THERETO AND HEREBY WAIVES ALL BENEFIT THAT MIGHT ACCRUE TO MAKER BY VIRTUE OF ANY PRESENT OR FUTURE LAWS EXEMPTING ANY PROPERTY, REAL OR PERSONAL, OR ANY PART OF THE PROCEEDS ARISING FROM ANY SALE OF ANY SUCH PROPERTY, FROM ATTACHMENT, LEVY OR SALE UNDER EXECUTION, OR PROVIDING FOR ANY STAY OF EXECUTION, EXEMPTION FROM CIVIL PROCESS OR EXTENSION OF TIME, AND AGREES THAT SUCH PROPERTY MAY BE SOLD TO SATISFY ANY JUDGMENT ENTERED ON THIS NOTE, IN WHOLE OR IN PART AND IN ANY ORDER AS MAY BE DESIRED BY PAYEE.

MAKER HEREBY EXPRESSLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED ARISING OUT OF THIS NOTE OR ANY OTHER DOCUMENTS OR INSTRUMENTS IN CONNECTION HEREWITH EXECUTED BY MAKER.

IT IS HEREBY ACKNOWLEDGED THAT THE CONFESSION OF JUDGMENT PROVISIONS HEREIN CONTAINED WHICH AFFECT AND WAIVE CERTAIN LEGAL RIGHTS OF MAKER HAVE BEEN READ, UNDERSTOOD AND VOLUNTARILY AGREED TO BY MAKER.

     9. Representations and Warranties.
        ------------------------------
Maker represents and warrants to Payee that: (a) Maker's execution and delivery of this Note and the enforceability against Maker of the transactions hereby contemplated have been duly authorized by all requisite corporate action; (b) this Note has been duly and validly executed and delivered by Maker and constitutes a legal, valid and binding obligation of Maker; (c) the execution and delivery of this Note by Maker does not, and the performance by it of the transactions hereby contemplated will not result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any terms, conditions or provisions of any note, debenture, security agreement, lien, mortgage or other agreement, instrument or obligation, oral or written, to which Maker is a party (whether as an original party or as an assignee or successor) or by which it or any of its properties is bound; (d) no approval or consent by any third party is required in connection with Maker's execution and delivery of this Note and the transactions hereby contemplated.

     10. Binding Effect.
         --------------
This Note and all rights, obligations and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective successors and assigns..

      11. Notices.
          -------
All notices, requests, demands, and other communications hereunder must be in writing and shall be given by prepaid certified or registered mail, return receipt requested, or by a nationally recognized overnight delivery service, addressed to the principal offices of each part or to such other address as shall have been designated in writing by any party. All notices, requests, demands and other communications hereunder shall be effective on the earlier of
(i) when received or (ii) two (2) business days after being deposited in the mails, certified or registered mail, postage prepaid or the next business day if sent by such nationally recognized overnight delivery service, and addressed as aforesaid, except that notice of change of address shall be effective only from the date of its receipt. For purposes hereof, the following are the principal offices:


     If to CHH:

     c/o Corporate & Legal Administration Services, Ltd.
     Riverbank House
     One Putney Bridge Approach
     London, SW63JD
     Attention: Angela Bravo

     With a copy to:

     Joblings Solicitors
     45 Regent Street
     Rugby
     Warwickshire, England
     TCV212PE
     Attn.: Bruce Jobling, Solicitor

     If to Clariti:

     1341 N. Delaware Avenue, Suite 408
     Philadelphia, PA  19125
     Attn.: Peter S. Pelullo, Chief Executive Officer

     With a copy to:

     Eizen Fineburg & McCarthy, LLP
     Two Commerce Square Suite 3410
     2001 Market Street
     Philadelphia, PA  19103
     Attn.: Gary J. McCarthy, Esquire

     12. Captions; Headings; Number; Gender.
         ----------------------------------
The captions and headings in this Note are inserted for convenience only, and in no way describe or limit the scope or intent of this Note or any of its provisions. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders

     13. Severability; Modification.
         --------------------------
The provisions of this Note are deemed severable. The invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect. No modification of this Note shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

     14. Governing Law.
         -------------
Notwithstanding the jurisdiction in which this Note shall be executed, this Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and the parties submit to the jurisdiction of the courts thereof.

     IN WITNESS WHEREOF, intending to be legally bound hereby, Maker has caused this Note to be duly executed the day and year first above mentioned.

                                    MAKER:

                                     Chadwell Hall Holdings, Limited,
                                      a British Virgin Islands corporation

                                     s/Michael Harris
                                     ----------------
                                      Michael Harris, Director
                                      [a duly authorized representative]

                                 SCHEDULE 1.2
                                      to
                      Share Purchase And Sale Agreement
                             made by and between
          Clariti Telecommunications International, Ltd. ("Clariti");
                Chadwell Hall Holdings, Limited, ("CHH") and
                Telnet Products & Services Limited ("Telnet")



1. Callbox Subsidiaries.
   --------------------
For purposes of the above-referenced Agreement, the term "Telnet/Callbox Subsidiaries" shall mean and include the following eleven (11) corporations:

Call Box Centres Limited
Telnet Network Services Ltd
Telnet International Partners Ltd
Telegraphy International Limited
Telegraphy International (NE) Limited
Telegraphy International (SW) Limited
Telegraphy International (NW) Limited
Phone Box (Shepherds Bush) Limited
Telnet Communications SA
J. Telnet Global Communications SL
K. Telnet Communications GmbH

                                  SCHEDULE 3.1
                                       to
                       Share Purchase And Sale Agreement
                              made by and between
              Clariti Telecommunications International, Ltd. ("Clariti");
                  Chadwell Hall Holdings, Limited, ("CHH") and
                  Telnet Products & Services Limited ("Telnet")

Licenses and Permits

NONE

                                  SCHEDULE 3.4
                                       to
                        Share Purchase And Sale Agreement
                               made by and between
             Clariti Telecommunications International, Ltd. ("Clariti");
                    Chadwell Hall Holdings, Limited, ("CHH") and
                    Telnet Products & Services Limited ("Telnet")


Absence of Default

NONE